Exhibit 10.35

FIRST AMENDMENT TO

MANUFACTURING AGREEMENT

This First Amendment (“Amendment”) to the Manufacturing Agreement by and between Natural Alternatives International, Inc., a Delaware corporation (“Seller”), and NSA, Inc., a Tennessee corporation (“NSA”), dated as of April 1, 2005 (“Agreement”), is made and entered into effective as of April 1, 2012 (“Effective Date”). Unless otherwise defined herein, capitalized terms shall have the meanings given them in the Agreement.

1. Section 12 of the Agreement is hereby replaced in its entirety with the following:

12. Term. Subject to Section 14 of this Agreement, the term of this Agreement shall commence on the date first written hereinabove and shall expire at the end of the business day occurring nine (9) years thereafter.

2. Section 14 of the Agreement is hereby amended to add the following:

(e) Three (3) Month Notice. Either party may terminate this Agreement at any time upon three (3) months’ prior written notice to the other party.

3. Section 29 of the Agreement is hereby amended to replace the notice information pertaining to Fisher Thurber LLP with the following:

K&L Gates LLP

3580 Carmel Mountain Road, Suite 200

San Diego, CA 92130

Attn: David A. Fisher, Esq.

4. Notwithstanding the provisions of Section 38 of the Agreement, NSA hereby acknowledges and agrees that Seller may file this Amendment with the United States Securities and Exchange Commission (SEC) and describe the terms of this Amendment in Seller’s filings with the SEC as required by applicable law and this shall constitute NSA’s consent thereto.

5. Except as set forth herein, all other terms and conditions of the Agreement shall remain in full force and effect.

6. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument. Delivery by facsimile or other electronic means of an executed counterpart hereof shall have the same force and effect as delivery of an originally executed counterpart hereof.

[Signatures on following page.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Effective Date.

NAI

Natural Alternatives International, Inc., a Delaware corporation

/s/ Mark A. LeDoux
Mark A. LeDoux, Chief Executive Officer

NSA

NSA, Inc., a Tennessee corporation

By:	/s/ G.O. Giles
Printed Name:	G.O. Giles
Title:	VP